UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2008

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway
Suite 212
Boca Raton, FL 33432
 (Address of principal executive offices and Zip Code)

(561) 953-4353
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On August 28, 2008, we further amended (the “Amendment No. 2”) a certain secured promissory note originally issued to Christopher D. Moody, one of our directors, on April 24, 2008 (the “Note”), which Note was previously amended by Amendment dated July 8, 2008.

Pursuant to the Amendment No. 2, we have increased the amount outstanding under the Note, such that the maximum amount that we can borrow under the Note was increased from $700,000 to $950,000.

To date, $950,000 has been loaned to us under the Note and we have used approximately $700,000 of such loan to pay: (i) salaries and other benefits for employees; (ii) trading platform technology and related maintenance costs; (iii) legal, accounting and other professional fees; and (iv) other administrative expenses. We intend to use the remaining $250,000 of such loans for general working capital purposes. A copy of the Amendment No. 2 is included as an exhibit to this Current Report.

Item 9.01
Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Amendment No. 2 to Grid Secured Promissory Note with Christopher D. Moody dated August 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
John J. Barry IV
Chief Executive Officer